UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 27, 2026
__________________________________________
First Busey Corporation
(Exact name of Registrant as specified in its charter)
__________________________________________

Nevada	0-15950	37-1078406
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11440 Tomahawk Creek Parkway Leawood, Kansas 66211
(Address of Principal Executive Offices)

(217) 365-4544
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 8.25% Fixed-Rate Series B Non-Cumulative Perpetual Preferred Stock, $0.001 par value	BUSEP	Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
On January 27, 2026, First Busey Corporation (“Busey”) issued a press release (“Earnings Release”) disclosing financial results for the quarter ended December 31, 2025. A copy of the Earnings Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by Busey for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Michael J. Maddox
On January 27, 2026, Busey and Busey Bank (the “Bank”) entered into a letter agreement (the “Separation Letter”) with Michael J. Maddox, the former President and Vice Chairman of Busey and President and Chief Executive Officer of the Bank, confirming the separation of Mr. Maddox from his employment with Busey and its subsidiaries and resignation from Busey’s and the Bank’s Board of Directors, each effective January 27, 2026.
Under the terms of the Separation Letter, subject to the effectiveness of a release of claims, Mr. Maddox will receive (a) cash severance in the amount of $4,363,333, representing the base salary and annual bonuses he would have earned through the third anniversary of Busey’s acquisition of CrossFirst Bankshares, Inc. (“CrossFirst”), (b) his annual bonus for 2025, determined based on actual performance for the 2025 performance year, (c) a cash amount of $4,175,559, representing the unvested portion of his retention award granted pursuant to the letter agreement he entered into with Busey on August 26, 2024 in connection with Busey’s acquisition of CrossFirst, and (d) reimbursement of reasonable outplacement expenses, subject to a cap of $25,000. Mr. Maddox’s outstanding unvested equity awards will vest in full, with any performance-based vesting conditions deemed satisfied at target. In addition, Mr. Maddox continues to be bound by his post-employment non-competition, non-solicitation, and non-disclosure covenants and obligations under his employment agreement and letter agreement. Busey expects to incur a non-recurring pre-tax expense of approximately $9 million in the first quarter of 2026 in connection with the portion of such payments and benefits that were not previously accrued.
Appointment of Van A. Dukeman as President of Busey and Chief Executive Officer of the Bank and T. Anthony Hammond as President of the Bank
Effective January 27, 2026, the Board of Directors of Busey reappointed Van A. Dukeman, Busey’s Chief Executive Officer, as President of Busey and Chief Executive Officer of the Bank. Mr. Dukeman will also continue to serve in his current roles with Busey and the Bank. Also effective January 27, 2026, the Board of Directors of the Bank appointed T. Anthony Hammond, the Bank’s current President of Regional Banking, as President of the Bank.
Item 7.01    Regulation FD Disclosure.
On January 27, 2026, Busey published its Earnings Investor Presentation discussing financial results for the quarter ended December 31, 2025. A copy is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.2 attached hereto is being “furnished” and will not, except to the extent required by applicable law or regulation, be deemed “filed” by Busey for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor will any of such information or exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
99.1	Earnings Release issued by First Busey Corporation, dated, January 27, 2026
99.2	Earnings Investor Presentation issued by First Busey Corporation, dated January 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST BUSEY CORPORATION

Date:	January 27, 2026	By:	/s/ CHRISTOPHER H.M. CHAN
Christopher H.M. Chan
Executive Vice President, Chief Financial Officer
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